中外合资经营合同

第一章 总则

中国徐州时珍生物科技有限公司和美国GLOBALINK LTD(世联有限公司)，根据《中华人民共和国中外合资 经营企业法》和中国的其它有关法律法规，本着平等互利的原则，通过友好协商，同意在中华人民共和国共同投资举办合资经营企业，特订立本合同。

第二章 合资双方

第一条 合资合同双方

合同双方如下：

１．１．“中国徐州时珍生物科技有限公司”（以下简称甲方）是一个按中华人民共和国（以下简 称“中国”）法律组织和存在的企业法人，在中国注册，持有编号为320382000201312180134S的营业执照 。

法定地址： 邳州经济开发区辽河路北侧

法人代表： 李刚

１．２．“GLOBALINK LTD(世联有限公司)”（以下简称乙方）是一个按美国法律组织和存在的企业法人，在尼华达洲

注册，持有编号为NV20061477007的营业执照。

法定注册地址： 2360 CORPORATE CIRCLE, STE 400, HENDERSON, NV 89074, USA

注册法人代表： INCORP

公司商务地址: Suite 210, 4751 Garden City Road, Richmond, BC, Canada, V6X3M7.

公司法定代表: Robin Young

１．３．各方均表明自己是按中国法律和美国法律合法成立的有效法人，具有缔结本合资合同并履行本合同义务所需的全部法人权限。

第三章 合资公司的成立

第二条 按照中国的合资企业法和其它有关法律和法规，合同双方同意在中国境内江苏省邳州市建立合资公司。

第三条 合资公司的中文名称为世联(江苏)生物科技有限公司合资公司的英文名称为Globalink (Jiangsu) Biotech Limited Liability Company.

法定地址：江苏省邳州市

第四条 合资公司为中国法人，受中国的法律、法规和有关规章制度（以下简称“中国法律”）的管辖和保护，在遵守中国法律的前提下，从事其一切活动。

第五条 合资公司的法律形式为有限责任公司，合资公司的责任以其全部资产为限，双方的责任以各自对注册资本的出资为限。合资公司的利润按双方对注册资本出资的比例由双方分享。

第四章 生产和经营的目的范围和规模

第六条 目的

合资双方希望加强经济合作和技术交流，从事第七条所规定的经营活动，为投资双方带来满意的经济利益。

第七条 合资公司生产和经营范围

银杏叶、果提取物，银杏保健品、药品等生产销售

第八条 合资公司生产规模

公司生产银杏保健系列产品开发项目，项目建成后预计实现年产银杏保健系统产品21400kg，产值达1.77亿元人民币

第五章 投资总额与注册资本

第九条 总投资 合资公司的总投资额为6000万人民币。

第十条 注册资本 合资公司的注册资本为6000万人民币，

第十一条 双方将以下列作为出资：

１１．１．甲方：甲方以技术、生产经营管理、科研成果入股，占股20%

１１．２．乙方：现金投入总出资额为6000万元人民币，占股80%

第十二条 资本转让 除非得到另一方的同意并经审批机关批准，合同任何一方都不得将其认缴的资本股份全 部或部份转让给第三方。 如果一方将其认缴的资本股份全部或部分转让给第三方，则另一方具有优先受让的权利 ，受让的条件不得苛刻于转让给第三方的条件。另一方特此表示，如果自己不行使优先受让 权，即为同意上述转让。

第十三条 抵押和担保 未经董事会一致同意，任何一方都不得将其认缴的资本股份全部或部分用作抵押，也不 得用作担保。

第六章 合资双方的责任

第十四条 甲、乙方应各自负责完成以下各项事宜：

１4．１ 甲方责任（根据具体情况写，主要有：）

——按第五章规定出资并协助安排资金筹措；

——办理为设立合资公司向中国有关主管部门申请批准、登记注册、领取营业执照等事宜；

——向土地主管部门办理申请取得土地使用权的手续；

——协助合资公司组织合资公司厂房和其它工程设施的设计、施工；

——协助办理乙方作为出资而提供的机械设备的进口报关手续和在中国境内的运输；

——协助合资公司联系落实水、电、交通等基础设施；

——协助合资公司申请所有可能享受的关税和税务减免以及其它利益或优惠待遇；

——协助合资公司招聘中方管理人员、技术人员、工人和所需的其他人员；

——协助外籍工作人员办理所需的入境签证、工作许可证和旅行手续等；

——负责办理合资公司委托的其它事宜。

１4．２ 乙方责任：

——按第五章规定出资并协助安排资金筹措；

——办理合资公司委托在中国境外选购机械设备、材料等有关事宜；

——提供需要的设备安装、调试以及试生产技术人员、生产和检验技术人员；

——负责办理合资公司委托的其它事宜。

第七章 技术转让

第十五条 许可与技术引进协议 合资公司和＿＿公司的“许可与技术引进协议”应与本合同同时草签。

第八章 产品的销售

第十六条 合资公司的产品，在中国境内外市场上销售，外销部分占50％，内销部分占50％。

第十七条 合资公司内销产品可由中国物资部门、商业部门包销或代销，或由中国外贸公司包销的占50％。

第九章 董事会

第十八条 合资公司注册登记之日，为合资公司董事会成立之日。

第十九条 董事会由五名董事组成，其中甲方委派二名，乙方委派三名。董事长由乙方委派，副董事长由甲方委派。董事、董事长和副董事长任期４年，经委派方继续委派可以连任。

第二十条 董事会是合资公司的最高权力机构，决定合资公司的一切重大事宜：

１．修改合资公司的章程；

２．终止或解散合资公司；

３．与其它经济组织合并；

４．合资公司注册资本的增加；

５．采纳、更改或终止集体劳动合同、职工工资制度和集体福利计划等；

６．分红及企业发展基金比例的确定；

７．批准年度财务报表，

第二十一条 董事会的所有决议均需全体董事的多数表决方能通过，但第二十条1、2、3、4款所列事项需全体董事一致同意后方能通过。

第二十二条 董事长是合资公司的法定代表。如果董事长不能行使其职责，应书面授权 副董事长代理。

第二十三条 董事会会议每年至少召开一次，由董事长召集并主持会议。经三分之一以上的董事提议，董事长可召开董事会临时会议。会议纪要归合资公司存档。 任何一名董事如不能出席会议，应以书面委托的形式指定一名代理出席会议和行使表决 权。如果董事既不出席会议也不委托他人参加会议，应视作弃权。

第十章 经营管理机构

第二十四条 合资公司设经营管理机构，负责公司的日常经营管理工作。经营管理机构设总经理一人，由甲方推荐，副总经理二人，由甲方推荐一人， 乙方推荐一人。总经理、副总经理由董事会聘请，任期4年。

第二十五条 总经理的职责是执行董事会会议的各项决议，组织领导合资公司的日常经 营管理工作。副总经理协助总经理工作。

第二十六条 总经理、副总经理有营私舞弊或严重失职的，经董事会会议决议可随时撤换 。

第十一章 设备材料的采购

第二十七条 合资公司生产中所需要的有关设备、仪器等物资，其采购权归合资公司。

第二十八条 合资公司所需原材料、燃料、零部件、运输工具等，在条件相同情况下， 尽先在中国购买。

第十二章 劳动管理

第二十九条 合资公司职工的招聘、处罚、辞退、合同期限、工资、劳动保险、生活福利等事宜，按照《中华人民共和国劳动法》和《中华人民共和国中外合资经营企业劳动管理 规定》及其实施办法，经董事会研究制定方案，由合资公司和合资公司工会组织集体或个别 地订立劳动合同。劳动合同订立后，报当地劳动管理部门备案。

第三十条 外籍职工有关的劳动事务详细规定见附件。

第十三章 工会

第三十一条 工会的任务为：（略）

——保护法律规定的职工的民主权利和物质利益；

——协助合资公司安排和合理使用福利基金；

——参加调解职工与合资公司之间发生的争议；等。

第三十二条 工会代表有权就职工的奖励、处罚、解聘、工资、福利、劳动保护和劳动 保险等问题同经营管理机构协商。

第三十三条 根据中国法律和法规的有关规定，合资公司应每月依法拨交按公司全部职 工实际工资总额的2％作为工会经费。

第十四章 税务、财务和审计

第三十四条 合资公司应按有关的中国法律和法规的规定支付各类税款。

第三十五条 合资公司职工应按中国的税法支付个人所得税。

第三十六条 合资公司按照《中华人民共和国合资经营企业法》的规定提取储备基金、企业发展基金和职工福利基金，每年提取的比例由董事会根据公司经营情况讨论决定。

第三十七条 合资公司的会计年度与公历年相同，从每年１月１日起至１２月３１日止 ，一切记帐凭证、单据、报表、帐簿，用中文或双方同意的一种外文书写。

第三十八条 合资公司的财务帐册应每年一次由一个在中国注册的会计事务所进行审计 ，费用由合资公司承担。合同各方有权各自承担费用自行指定审计师审计合资公司的帐目。

第三十九条 每一营业年度的头三个月，由总经理组织编制上一年度的资产负债表，损 益计算书和利润分配方案，提交董事会会议审查。

第十五章 保险

第四十条 合资公司在经营期内为保护公司不因各类灾害而受损失，应向中国人民保 险公司投保。保险的险别，投保的价值和期限等应由董事会作出决定。发生的保险费由合资公司承担。

第十六章 合资公司的期限及正常终止

第四十一条 合资公司的期限为20年。合资公司的成立日期为合资公司营业执 照签发之日。 经一方提议，董事会会议一致通过，可以在合资期满６个月前向原审批机构申请延长合资期限。

第四十二条 合资期满或提前终止合资，应按可适用法律和公司章程所规定的有关条款进行清算。

第十七章 合同的修改、变更和终止

第四十三条 对合同及其附件所作的任何修改，须经合同双方在书面协议上签字并经原 审批机构批准后方能生效。

第四十四条 由于不可抗力，致使合同无法履行，或是由于合资公司连年亏损，无力继续经营，经董事会一致通过，并报原审批机构批准，可以提前终止合同。

第四十五条 由于一方不履行合同、章程规定的义务，或严重违反合同、章程的规定， 造成合资公司无法经营或无法达到合同规定的经营目的，视作违约方片面终止合同，对方除有权向违约方索赔外，并有权按合同规定报原审批机构批准终止合同。

第十八章 违约责任

第四十六条 如果任何一方未及时缴纳第十二条规定的注册资本金额，则每拖欠一个月该方即应支付相当于出资额5％的违约赔偿金。如逾期３个月仍未提交，除累计支付 出资额的5％作为违约金外，守约一方有权按本合同第四十九条规定终止合同，并要求违约方赔偿损失。

第四十七条 由于一方违约，造成本合同及其附件不能履行或不能完全履行时，由违约方承担违约责任；如属双方违约，根据实际情况，由双方分别承担各自应负的违约责任。

第十九章 不可抗力

第四十八条 由于地震、台风、水灾、火灾、战争以及其它不能预见且对其发生和后果 不能防止或避免的不可抗力，致使直接影响合同的履行或者不能按约定的条件履行时，遇有上述不可抗力的一方，应立即电报通知对方，并应在１５天内，提供不可抗力详情及合同不能履行，或者部分不能履行，或者需要延期履行的理由的有效证明文件，此项证明文件应由 不可抗力发生地区的公证机构出具。按其对履行合同影响的程度，由双方协商决定是否解除合同，或者部分免除履行合同的责任，或者延期履行合同。

第二十章适用法律

第四十九条 本合同的订立、效力、解释、履行受中华人民共和国法律的管辖。在某一具体问题上如果没有业已颁布的中国法律可适用，则可参考国际惯例办理。

第二十一章 争议的解决

第五十条 凡因执行本合同所发生的或与本合同有关的一切争议，双方应通过友好协商解决，如果协商不能解决， 应提交北京中国国际贸易促进委员会对外经济贸易仲裁委员会根据该会的仲裁程序暂行规则进行仲裁。 或，仲裁在被诉人所在国进行。

第五十一条 在仲裁过程中，除双方有争议正在进行仲裁的部分外，本合同应继续履行 。

第二十二章 合同文字

第五十二条 本合同用中文和英文写成，两种文字具有同等效力。上述两种文本如有不符，以中文本为准。

第二十三章 合同生效及其它

第五十三条 按照本合同规定的各项原则订立的如下附属协议文件，包括：技术转让协议、销售协议、采购协议，均为本合同的组成部分。

第五十四条 本合同及其附件，自中华人民共和国审批机构批准之日起生效。

第五十五条 双方发送通知，如用电报、电传时、凡涉及各方权利、义务的，应随之以书面信件通知。合同中所列双方的法定地址为收件地址。

第五十六条 本合同于2014年4月3日由双方指定的授权代表在中国邳州签署。

中国徐州时珍生物科技有限公司代表:

GLOBALINK LTD美国世联有限公司代表 :

中外合资公司经营合同 英文版

SINO-FOREIGN JOINT VENTURE CONTRACT

Chapter 1 General Provisions

In accordance with the Law of the People s Republic of China on Joint Ventures Using Chinese and Foreign Investment (the "Joint Venture Law") and other relevant Chinese laws and regulations, China Xuzhou Shizhen Biotech Co Ltd and Globelink Ltd USA, in accordance with the principle of equality and mutual benefit and through friendly consultations, agree to jointly invest to set up a joint venture enterprise in Xuzhou Jiangsu of the People s Republic of China.

Chapter 2 Parties of the Joint Venture

Article 1

Parties to this contract are as follows:

China Xuzhou Shizhen Biotech Co Ltd ( hereinafter referred to as Party A), registered legally in China, and its legal address is at Liaohe Road, Pizhou Economics Development Area, Jiangsu, China.

Legal representative: Li Gang

Globalink Ltd USA (hereinafter referred to as Party B), registered legally in USA. Its legal address is at 2360 Corporate Circle, Suite 400, Henderson, NV 89074-7739 and business address at Suite 210, 4751 Garden City Road, Richmond, BC, Canada, V6X3M7.

Legal representative: Robin Young

Chapter 3 Establishment of the Joint Venture Company

Article 2

In accordance with the Joint Venture Law and other relevant Chinese laws and regulations, both parties of the joint venture agree to set up a joint venture limited liability company (hereinafter referred to as the joint venture company) in Pizhou City Jiangsu Province of China.

Article 3

The name of the joint venture company is Globalink (Jiangsu) Biotech Limited Liability Company.

The name in foreign language is Globalink (Jiangsu) Biotech LLC.

The legal address of the joint venture company is at Pizhou City of Jiangsu Province.

Article 4

All activities of the joint venture company shall be governed by the laws, decrees and pertinent rules and regulations of the People s Republic of China.

Article 5

The Organization form of the joint venture company is a limited liability company. Each party to the joint venture company is liable to the joint venture company within the limit of the capital subscribed by it. The profits, risks and losses of the joint venture company shall be shared by the parties in proportion to their contributions to the registered capital.

Chapter 4 The Purpose, Scope and Scale of Production and Business

Article 6

The goals of the parties to the joint venture are to enhance economic co-operation technical exchanges, so as to raise economic results and ensure satisfactory economic benefits for each investor.

Article 7

The productive and business scope of the joint venture company is to produce products of Ginkgo leaves, Ginkgo Biloba Extracts, Ginkgo Health Food, Medicine; provide maintenance service after the sale of the products; study and develop new products.

Article 8

The production scale of the joint venture company is as follows:

The production capacity of the joint venture is 21400 kgs ginkgo health food series per year, valuing 177 million CNY.

Chapter 5 Total Amount of Investment and the Registered Capital

Article 9

The total amount of investment of the joint venture company is RMB 60 million CNY.

Article 10

The registered capital of the joint venture company RMB 60 million CNY.

Article 11

Party A shall invest with technology, management, scientific research achievements, accounting for 20%.

Party B shall pay CNY 60 million (completed in installments within one year), accounting for 80%.

Article 12

Capital transfer. In case any party to the joint venture intends to assign all or part of his investment subscribed to a third party, consent shall be obtained from the other party to the joint venture, and approval from the examination and approval authority is required. When one party to the joint venture assigns all or part of his investment, the other party has preemptive right.

Article 13

Mortgage and Pledge. Neither party is allowed to do mortgage or pledge unless approved by Board of Directors.

Chapter 6 Responsibilities of Each Party to the Joint Venture

Article 14

Party A and Party B shall be respectively responsible for the following matters:

Responsibilities of Party A:

Handling of applications for approval, registration, business license and other matters concerning the establishment of the joint venture company from relevant departments in charge of China; Processing the application for the right to the use of a site to the authority in charge of the land; Organizing the design and construction of the premises and other engineering facilities of the joint venture company; Providing cash, machinery and equipment and premises ... in accordance with the provisions of Article 11; Assisting Party B to process import customs declaration for the machinery and equipment contributed by Party B as investment and arranging the transportation within the Chinese territory; Assisting the joint venture company in purchasing or leasing equipment, materials, raw materials, articles for office use, means of transportation and communication facilities etc.; Assisting the joint venture company in contacting and settling the fundamental facilities such as water, electricity, transportation etc.; Assisting the joint venture in recruiting Chinese management personnel, technical personnel, workers and other personnel needed; Assisting foreign workers and staff in applying for entry visas, work licenses and handling their travel procedures; Responsible for handling other matters entrusted by the joint venture company.

Responsibilities of Party B: Providing cash, machinery and equipment, industrial property ... in accordance with the provisions of Article 11, and responsible for shipping capital goods such as machinery and equipment etc. contributed as investment to a Chinese port; Handling the matters entrusted by the joint venture company, such as selecting and purchasing machinery and equipment outside China, etc.; Providing necessary technical personnel for installing, testing and trial production of the equipment as well as the technical personnel for production and inspecting; Training the technical personnel and workers of the joint venture company; In case Party B is the licensor, it shall be responsible for the stable production of qualified products of the joint venture company in the light of design capacity within the specified period; Responsible for other matters entrusted by the joint venture company.

Chapter 7 Transfer of Technology

Article 15

Both Party A and Party B agree that a technology transfer agreement shall be signed between the joint venture company and Party B (or a third party).

Chapter 8 Products Sales

Article 16

The products of joint venture company will be sold both on the Chinese and the overseas market, the export portion accounts for 50%, and another 50% for the domestic market.

Article 17

Products may be sold on overseas markets through the following channels: The joint venture company may directly sell its products on the international market, accounting for 50%. The joint venture company may sign sales contracts with Chinese foreign trade companies, entrusting them to be the sales agencies or exclusive sales agencies, accounting for 50%.

Chapter 9 The Board of Directors

Article 18

The date of registration of the joint venture company shall be the date of the establishment of the board of directors of the joint venture company.

Article 19

The board of directors is composed of 5 directors, of which 2 shall be appointed by Party A, 3 by Party B. The chairman of the board shall be appointed by Party B, and its vice-chairman by Party A. The term of office for the directors, chairman and vice-chairman is four years, their term of office may be renewed if continuously appointed by the relevant party.

Article 20

The highest authority of the joint venture company shall be its board of directors. It shall decide all major issues concerning the joint venture company, as detailed below:

1.	Modify the statute
2.	terminate or dismiss the joint venture
3.	combine with other economy unit
4.	increase registered capital
5.	accept or modify or terminate labor contracts, workers salary policy and welfare plans
6.	decide to share out bonus and enterprise development funds
7.	approve annual financial statements.

Article 21

All resolutions must be passed with majority of board directors.

Article 22

The chairman of the board is the legal representative of the joint venture company. Should the chairman be unable to exercise his responsibilities for any reason, he shall authorize the vice- chairman or any other directors to represent the joint venture company temporarily.

Article 23

The board of directors shall convene at least one meeting every year. The meeting shall be called and presided over by the chairman of the board. The chairman may convene an interim meeting based on a proposal made by more than one third of the total number of directors. Minutes of the meetings shall be placed on file.

Chapter 10 Business Management Office

Article 24

The joint venture company shall establish a management office which shall be responsible for its daily management. The management office shall have a general manager, appointed by Party A, and 2 deputy general managers appointed by Party B. The general manager and deputy general managers have 4 years of office term, appointed by the board of directors.

Article 25

The responsibility of the general manager is to carry out the decisions of the board and organize and conduct the daily management of the joint venture company. The deputy general managers shall assist the general manager in his work.

Article 26

In case of graft or serious dereliction of duty on the part of the general manager and deputy general managers, the board of directors shall have the power to dismiss them at any time.

Chapter 11 Purchase of Equipment and materials

Article 27

In its purchase of required raw materials, fuel, parts, means of transportation and articles for office use, etc., the joint venture company shall give first priority to purchase in China where conditions are the same.

Article 28

In case the joint venture company entrusts Party B to purchase equipment on the overseas market, persons appointed by the Party A shall be invited to take part in the purchasing.

Chapter 13 Labor Management

Article 29

Labor contract covering the recruitment, employment, dismissal and resignation, wages, labor insurance, welfare, rewards, penalties and other matters concerning the staff and workers of the joint venture company shall be drawn up between the joint venture company and the trade union of the joint venture company as a whole, or the individual employees in the joint venture company as a whole or individual employees in accordance with the Regulations of the People s Republic of China on Labor Management in Joint Ventures Using Chinese and Foreign Investment and its Implementing Rules. The labor contracts shall, after being signed, be filed with the local labor management department.

Article 30

The labor regulations regarding foreign workers are referred to attachment.

Chapter 13 Trade Union

Article 31 Duty of the trade union:

Protect the democratic rights and material interests

Assist the joint venture to properly use the welfare funds

Mediate disputes between workers and the joint venture

Article 32 Representative of the trade union is authorized to negotiate with management office about workers’ bonus, penalty, unemployment, salary, welfare, labor protection, labor insurance, etc.

Article 33 According to related laws and regulations, the joint venture should pay every month 2% of total salary to the trade union as expenses.

Chapter 14 Taxes, Finance and Audit

Article 34

The joint venture company shall pay taxes in accordance with the provisions of Chinese laws and other relative regulations.

Article 35

Staff members and workers of the joint venture company shall pay individual income tax according to the Individual Income Tax Law of the People s Republic of China.

Article 36

Allocations for reserve funds, expansion funds of the joint venture company and welfare funds and bonuses for staff and workers shall be set aside in accordance with the provisions of the Joint Venture Law. The annual proportion of allocations shall be decided by the board of directors according to the business situation of the joint venture company.

Article 37

The fiscal year of the joint venture company shall be from January 1 to December 31. All vouchers, receipts, statistic statements and reports shall be written in Chinese.

Article 38

Financial checking and examination of the joint venture company shall be conducted by an auditor registered in China and reports shall be submitted to the board of directors and the general manager. In case Party B considers it necessary to employ a foreign auditor registered in another country to undertake annual financial checking and examination, Party A shall give its consent. All the expenses thereof shall be borne by Party B.

Article 39

In the first three months of each fiscal year, the manager shall prepare the previous year s balance sheet, profit and loss statement and proposal regarding the disposal of profits, and submit them to the board of directors for examination and approval.

Chapter 15 Insurance

Article 40 During operation period, the joint venture should buy related insurance covers from Chinese insurance company. The insurance covers should be decided by the board of directors, and paid by the joint venture.

Chapter 16 Duration of the Joint Venture

Article 41

The duration of the joint venture company is 20 years. The establishment date of the joint venture company shall be the date on which the business license of the joint venture company is issued. An application for the extension of the duration, proposed by one party and unanimously approved by the board of directors, shall be submitted to the Ministry of Foreign Trade and Economic Cooperation (or the examination and approval authority entrusted by it) six months prior to the expiry date of the joint venture.

Chapter 17 The Disposal of Assets after the Expiration of the Duration

Article 43

Upon the expiration of the duration, or termination before the date of expiration of the joint venture, liquidation shall be carried out according to the relevant laws. The liquidated assets shall be distributed in accordance with the proportion of investment contributed by Party A and Party B. Chapter 17 Insurance

Article 44

Insurance policies of the joint venture company on various kinds of risks shall be underwritten with the People s Republic of China. Types, value and duration of insurance shall be decided by the board of directors in accordance with the provisions of the People s Insurance Company of China. Chapter 18 The Amendment, Alteration and Termination of the Con- tract

Article 45

In case of inability to fulfill the contract or to continue operation due to heavy losses in successive years as a result of force majeure, the duration of the joint venture and the contract shall be terminated before the time of expiration after being unanimously agreed upon by the board of directors and approved by the original examination and approval authority.

Chapter 18 Liability for Breach of Contract

Article 46

should either Party A or Party B fail to pay on schedule the contributions in accordance with the provisions defined in Chapter 5 of this contract, the party in breach shall pay to the other party 5% of the contribution starting from the first month after exceeding the time limit. Should the party in breach fail to pay after 3 months, 5% of the contribution shall be paid to the other party, who shall have the right to terminate the contract and to claim damages from the party in breach in accordance with the provisions of Article 49 of the contract.

Article 47

Should all or part of the contract and its appendices be unable to be fulfilled owing to the fault of one party, the party in breach shall bear the liability therefore. Should it be the fault of both parties, they shall bear their respective liabilities according to the actual situation.

Chapter 19 Force Majeure

Article 48

Should either of the parties to the contract be prevented from executing the contract by force majeure, such as earthquake, typhoon, flood, fire, war or other unforeseen events, and their occurrence and consequences are unpreventable and unavoidable, the prevented party shall notify the other party by telegram without any delay, and within 15 days thereafter provide detailed information of the events and a valid document for evidence issued by the relevant public notary organization explaining the reason of its inability to execute or delay the execution of all or part of the contract. Both parties shall, through consultations, decide whether to terminate the contract or to exempt part of the obligations for implementation of the contract or whether to delay the execution of the contract according to the effects of the events on the performance of the contract.

Chapter 20 Applicable Law

Article 49

The formation, validity, interpretation, execution and settlement of disputes in respect of, this contract shall be governed by the relevant laws of the People s Republic of China.

Chapter 21 Settlement of Disputes

Article 50

Any disputes arising from the execution of, or in connection with, the contract shall be settled through friendly consultations between both parties. In case no settlement can be reached through consultations, the disputes shall be submitted to the Foreign Economic and Trade Arbitration Commission of the China Council for the Promotion of International Trade for arbitration in accordance with its rules of procedure.

Article 51

During the arbitration, the contract shall be observed and enforced by both parties except for the matters in dispute.

Chapter 22 Language

Article 52

The contract shall be written in Chinese and in English. Both language versions are equally authentic. In the event of any discrepancy between the two aforementioned versions, the Chinese version shall prevail.

Chapter 23 Effectiveness of the Contract and Miscellaneous

Article 53

The appendices drawn up in accordance with the principles of this contract are integral parts of this contract, including: the project agreement, the technology transfer agreement, the sales agreement etc.

Article 54

The contract and its appendices shall come into force commencing from the date of approval of the Ministry of Foreign Trade and Economic Cooperation of the People s Republic of China.

Article 55

Should notices in connection with any party s rights and obligations be sent by either Party A or Party B by telegram or telex, etc., the written letter notices shall be also required afterwards. The legal addresses of Party A and Party B listed in this contract shall be the posting addresses.

Article 56

The contract is signed in both in Vancouver, Canada and Pizhou, China by the authorized representatives of both parties, respectively on April 1, 2014 and April 3, 2014.

For Party A	For Party B

(Signature)	(Signature)